SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 15, 2005 (June 15, 2005) Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION (Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-2610 (Commission File Number)	87-0227400 (IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip Code)

(801) 524-4787 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of Zions Bancorporation under the Securities Act of 1933, as amended.

Item 7.01.    Regulation FD Disclosure

NetDeposit, Inc., a subsidiary of Zions Bancorporation, today issued a press release containing the following information:

NetDeposit Obtains License for Technology Patents
Agreement Removes Concerns Over Electronic Check Clearing

Salt Lake City, UT & Melville, NY – (June 15, 2005) – NetDeposit, Inc. (www.netdeposit.com), an innovator in Check 21 software and leading provider of franchise-building software solutions for the financial industry, and DataTreasury Corporation (www.datatreasury.com), a Long Island-based technology company, announced today that they have entered into a settlement and license agreement. NetDeposit, Inc. has licensed DataTreasury patents, settling claims made by DataTreasury against NetDeposit for infringement of those patents. NetDeposit’s electronic check processing products were in issue in one of several lawsuits brought by DataTreasury claiming several banks and check processors have violated its patents relating to certain methods used in electronic check processing and archiving electronic images.

“These claims of infringement of DataTreasury’s patents have created a cloud of uncertainty surrounding electronic processing of checks under the Check 21 Act,” said Danne Buchanan, chief executive officer of NetDeposit. “This agreement removes that cloud for NetDeposit customers. Under this agreement,” continued Buchanan, “NetDeposit has ‘most favored nation’ treatment regarding the use of these technologies, enabling it to maintain its leadership position in electronic check-processing.”

“We are delighted to be working with NetDeposit, a leader in providing solutions designed to leverage the Check 21 legislation,” said Claudio Ballard, the founder of DataTreasury and inventor of the company’s patented technology. “This agreement helps to clear the way for both companies to conduct business, and it brings to the industry the technical advantages and significant financial benefits of this technology.”

In addition, Zions Bancorporation notes the following: The agreement between NetDeposit, Inc. and DataTreasury Corporation calls for NetDeposit, Inc., to pay licensing fees to DataTreasury Corporation and to convey to DataTreasury Corporation an equity interest of less than 10% in NetDeposit, Inc., which will be subject to certain put and call rights.

Zions notes that as of this date NetDeposit has software license agreements with ABN AMRO (including its affiliates LaSalle Bank and Standard Federal Bank), Bank of America, Citibank, EDS and Fiserv. Zions Bancorporation’s six affiliate banks are providing a variety of NetDeposit-based services domestically and internationally through their relationship with EDS and have over 700 customers in production.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION BY: /s/ Clark B. Hinckley —————————————— Name: Clark B. Hinckley Title: Senior Vice President, Investor Relations

Date: June 15, 2005